Exhibit 10.3

Corn Products International

Notice of Grant of Restricted Stock Units

And Restricted Stock Units Award Agreement

NAME

You have been granted an award of            Restricted Stock Units (the “Award”) effective                   , 20     (the “Grant Date”) under the Corn Products International, Inc. Stock Incentive Plan (the “Plan”), representing the right to receive in the future              shares of Common Stock of Corn Products International, Inc. (the “Company”).   This Award Agreement and the Plan together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights.

Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan or in this Award Agreement. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, except as otherwise expressly provided in the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Award Agreement.

Overview of Your Grant

1.               General.  Except as provided below, you shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, the Restricted Stock Units subject to the Award are settled and you become a stockholder of record with respect to such shares as provided herein.  The Company agrees to reserve and keep available, either in treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Award.

2.               Vesting Period. The Restricted Stock Units awarded and/or credited under this Award Agreement will become fully vested on                   , 20     (the “Vesting Date”).  During the period beginning on the Grant Date and ending on the Vesting Date (the “Vesting Period”) the Restricted Stock Units awarded and/or credited under this Award Agreement may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or this Agreement.  If all of the terms and conditions of the Award Agreement and the Plan are met on the Vesting Date, then you will be issued certificates for the number of shares of Common Stock subject to the Restricted Stock Units then held by you which were issued and/or credited to you under this Award Agreement.

3.               Termination of Employment: In the event that you terminate employment with the Company, its affiliates, and/or its Subsidiaries for any reason, or in the event that the Company, its affiliates, and/or its Subsidiaries terminates your employment with or without Cause, all of the unvested Restricted Stock Units you hold at the time your employment terminates shall be forfeited to the Company, subject to Section 3.3 of the Plan and provided, that in the event your employment with the Company is terminated due to (a) death, (b) disability or (c) retirement (i) on or after age 55 with a minimum of 10 years employment with or service to the Company or (ii) on or after age 62, a prorated portion of the Restricted Stock Units awarded and/or credited under this Award Agreement shall vest.  Such proration shall be calculated by multiplying the number of Restricted Stock Units awarded and/or credited under this Award Agreement by a fraction, the numerator of which is the number of full months that have elapsed between the Grant Date and your termination date and the denominator of which is     .

4.               Voting Rights and Dividends.  You do not have the right to vote any shares of Common Stock or to receive dividends on them prior to the date such shares are to be issued to you pursuant to the terms of this Award Agreement.  As of each date on which dividends are paid on the Common Stock, the Company shall credit to the Award additional Restricted Stock Units, the number of which shall be determined by multiplying the amount of such dividend per share of Common Stock by the number of shares of Common Stock then subject to the Award, and dividing the product thereof by the Fair Market Value of a share of Common Stock on the applicable dividend payment date.

5.               Tax Withholding: The Company shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any income, social, or other taxes of any kind required by law to be withheld in connection with the award, deferral or settlement of the Restricted Stock Units. Regardless of any action the Company, its affiliates, and/or its Subsidiaries takes with respect to any or all tax withholding, you acknowledge that the ultimate liability for all such taxes is and remains your responsibility (or that of your beneficiary) and that the Company , its affiliates, and/or its Subsidiaries: (a) make no representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock Units, including the grant, vesting or exercise of the Restricted Stock Units or the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate your (or your beneficiary’s) liability for such tax.

6.               Stock Withholding: With respect to withholding required upon any taxable event arising as a result of vesting of Restricted Stock Units awarded hereunder, the Company, its affiliates and/or its Subsidiaries will satisfy tax withholding requirements by withholding Restricted Stock Units or shares of Common Stock having a Fair Market Value equal to the total minimum statutory tax required to be withheld on the transaction.  You agree to pay to the Company, its affiliates, and/or its Subsidiaries any amount of tax that the Company, its affiliates, and/or its Subsidiaries may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described.

7.               Change of Capitalization:  If, prior to the time the restrictions imposed by Section 2 of this Award Agreement on the Restricted Stock Units awarded hereunder lapse, the Company shall be reorganized or consolidated or merged with another corporation, the appropriate amount of any stock, securities or other property exchangeable for shares of Common Stock pursuant to such reorganization, consolidation or merger shall be appropriately substituted for the shares of Common Stock then subject to the Restricted Stock Units issued and/or credited hereunder.

8.               Continuation of Employment: This Award Agreement shall not confer upon you any right to continuation of employment by the Company, its affiliates, and/or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s, its affiliates’, and/or its Subsidiaries’ right to terminate your employment at any time.

9.               No Right to Future Grants; No Right of Employment; Extraordinary Item: In accepting the grant, you acknowledge that:  (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement; (b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Restricted Stock Units and any Common Stock subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) in the event that you are an employee of an affiliate or Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the affiliate or Subsidiary that is your employer; (g) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (h) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or the shares of Common Stock and you irrevocably release the Company, its affiliates and/or its Subsidiaries from any such claim that may arise; and (i) in the event of involuntary termination of your employment, your right to receive Restricted Stock Units and vest in Restricted Stock Units and/or Common Stock under the Plan, if any, will terminate in accordance with the terms of the Plan and will not be extended by any notice period mandated under local law; furthermore, your right to vest in the Restricted Stock Units after such termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

10.         Requirements of Law: The granting of Restricted Stock Units under the Plan, and the issuance or delivery of any certificate or certificates for Common Stock upon the vesting of Restricted Stock Units shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.         Compliance with Section 409A of the Code.  It is intended that this Award Agreement and the Plan be exempt from the provisions of section 409A of the Code to the maximum extent permissible under law.  To the extent section 409A of the Code applies to this Award Agreement and the Plan, it is intended that this Award Agreement and the Plan comply with the provisions of section 409A of the Code.  This Award Agreement and the Plan shall be administered and interpreted in a manner consistent with this intent.  In the event that this Award Agreement or the Plan does not comply with section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of this Award Agreement or the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without your consent) to avoid excise taxes and other penalties under section 409A of the Code, to the extent possible.    Notwithstanding the foregoing, no particular tax result for you with respect to any income recognized by you in connection with this Award Agreement is guaranteed, and you solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by you under section 409A of the Code in connection with this Award Agreement.  To the extent any amounts under this Award Agreement are payable by reference to your “termination of employment,” such term shall be deemed to refer to your “separation from service,” within the meaning of section 409A of the Code.  Notwithstanding any other provision in this Plan, if you are a “specified employee,” as defined in section 409A of the Code, as of the date of your separation from service, then to the extent any amount payable under this Award Agreement (i) constitutes the payment of nonqualified deferred compensation, within the meaning of section 409A of the Code, (ii) is payable upon your separation from service and (iii) under the terms of this Award Agreement would be payable prior to the six-month anniversary of your separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of your separation from service or (b) the date of your death.

12.         Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board or the Committee may adopt for administration of the Plan.

Corn Products International, Inc.

By:

Title:

By your signature below, you represent that you are familiar with the terms and provisions of the Corn Products International, Inc. Stock Incentive Plan, and hereby accept this Award Agreement subject to all of the terms and provisions thereof.  You further agree to notify the Company upon any change in residence.

Signature	Date